Exhibit 10.3

Execution Version

Form of PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of February 26, 2024, by and among Ondas Networks Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1 Sale and Issuance of Preferred Stock and Warrants.

(a) The Company shall have adopted and filed with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Second Amended and Restated Certificate of Incorporation in the form of Exhibit A attached to this Agreement (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing the number of shares of Series A-2 Preferred Stock of the Company, $0.00001 par value per share (the “Preferred Stock” set forth opposite such Purchaser’s name on Schedule A to this Agreement), at a purchase price of $41.3104 per share (the “Per-Share Price”). The shares of Preferred Stock issued to Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

(c) At the Closing, each Purchaser shall receive Warrants to purchase the amount of shares of common stock of Ondas Holdings Inc. (“Holdings”), $0.0001 par value per share (the “Holdings Common Stock”) set forth opposite such Purchaser’s name on Schedule A to this Agreement, at an exercise price of $1.29 per share in the form of Exhibit B attached to this Agreement.

1.2 Closing; Delivery.

(a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. Miami time, on a date to be specified by the Company and each Purchaser, which shall be no later than the second Business Day after satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of this Agreement (not including conditions which are to be satisfied by actions taken at the Closing, but subject to the satisfaction of such conditions), or at such other time and place as the Company and each Purchaser mutually agree upon, orally or in writing (the “Closing”). The parties anticipate that the Closing will occur on February 26, 2024.

(b) At the Closing, the Company shall take such action as is reasonably necessary and legally required to reflect the sale, assignment, transfer and delivery of the Shares on the books and records of the Company and together with all accrued rights and benefits attached thereto.

1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares to redeem shares of Common Stock as set forth on Exhibit C.

1.4 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Business Day” means a day, other than Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Company’s Knowledge” shall mean the actual knowledge after reasonable investigation of the following officers: Eric Brock, Yishay Curelaru, and Stewart Kantor.

(e) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(f) “Indemnification Agreements” means (i) that certain Indemnification Agreement, dated July 21, 2023, between the Company and Eric Brock and (ii) that certain Indemnification Agreement, dated July 21, 2023, between the Company and Joe Popolo.

(g) “Convertible Note Amendments” means the amendments attached hereto as Exhibit D.

(h) “Investors’ Rights Agreement” means that certain Investors’ Rights Agreement, dated July 21, 2023, by and among the Company, Holdings and Stage 1 Growth Fund LLC (Series WAVE, Class A).

(i) “Key Employee” means any executive-level employee (including division director and vice president-level positions).

(j) “Material Adverse Effect” means any state of facts, change, development, effect, condition or occurrence which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company; provided that, “Material Adverse Effect” shall be deemed to exclude the impact of (i) changes in applicable laws (or interpretations or enforcement thereof); (ii) changes or modifications to GAAP; (iii) general national or international economic, financial, political or business conditions, banking, financial or credit markets in general or changes in any fiscal or monetary policy; (iv) acts of terrorism or war (whether or not declared), military action or the escalation thereof; (v) changes in the industries in which the Company operates; (vi) the execution or announcement of this Agreement or the transactions contemplated hereby, or the other Transaction Agreements or any action expressly required by this Agreement or the other Transaction Agreements; (vii) changes in the price or trading volume of Holdings Common Stock (it being understood that any cause underlying such change may be taken into consideration when determining whether a Material Adverse Effect has occurred unless such cause is otherwise excluded) or (viii) any failure by the Company to meet internal projections or forecasts or third-party revenue or earnings predictions for any period (it being understood that any cause underlying such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred, unless such cause is otherwise excluded); provided that clause (i), (ii), (iii) and (iv) above shall be considered for purposes of determining whether there has been a Material Adverse Effect to the extent such state of facts, change, development, effect, condition or occurrence has a disproportionate adverse effect on the Company as compared to other companies operating in the industry in which it operates.

(k) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(l) “Registration Rights Agreement” means the agreement among Holdings, Purchaser and certain other persons party thereto, dated as of the date of the Closing, in the form of Exhibit E attached to this Agreement.

(m) “Relative” means, with respect to any natural Person, each of (a) the spouse, civil partner, lineal ancestors or descendants, nieces, nephews or cousins of such natural Person or his/her spouse, regardless of whether such relationship exists by birth, adoption or marriage, (b) any executors or administrators for, or the estate of, such natural Person or any of the foregoing, and (c) any trusts, partnerships, companies or other Persons formed for the benefit of such natural Person or any of the foregoing.

(n) “Right of First Refusal Agreement” means that certain Right of First Refusal, dated July 21, 2023, by and among the Company, Holdings and Stage 1 Growth Fund LLC (Series WAVE, Class A).

(o) “Redemption Agreement” means the agreement among Holdings and the Company, dated as of the date of the Closing, in the form of Exhibit F attached to this Agreement.

(p) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(q) “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Right of First Refusal Agreement, the Voting Agreement, the Warrants and the Registration Rights Agreement, including, any joinder executed in connection herewith with respect to the Investors’ Rights Agreement, the Right of First Refusal Agreement and the Voting Agreement.

(r) “Voting Agreement” means the that certain Voting Agreement, dated July 21, 2023, by and among the Company, Holdings and Stage 1 Growth Fund LLC (Series WAVE, Class A).

(s) “Warrant” means the warrant to purchase Holdings Common Stock in the form of Exhibit B attached to this Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the disclosure schedules delivered by the Company to Purchaser in connection with this Agreement (the “Disclosure Schedule”) and as described in the forms, reports, statements (including registration statements), certifications, and other documents and materials filed or furnished by Holdings with the Securities and Exchange Commission (“SEC”) prior to the date of this Agreement, as amended or supplemented since the time of filing or furnishing, and including all exhibits, financial statements and schedules thereto and documents incorporated by reference therein (the “Holdings SEC Reports”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Closing, of:

(i) 1,720,000 shares of common stock of the Company, $0.00001 par value per share (the “Common Stock”), 1,110,000 shares of which are issued and outstanding and held by Holdings immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii) 671,187 shares of Preferred Stock, (i) 429,123 of which are designated Series A-1 Preferred Stock and all of which are issued and outstanding immediately prior to the Closing and (ii) 242,064 of which are designated Series A-2 Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and as provided by the Delaware General Corporation Law.

(b) The Company has reserved 34,329 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Ondas Networks Inc. 2023 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). All of such reserved shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c) Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) outstanding stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, and (C) the securities and rights described in Sections 1, 2.2(a)(ii) and 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company and secondarily in favor of Holdings and the Investors upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not greater than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(d) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including, without limitation, in the case where the Company’s Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.

(f) Other than the Restated Certificate, the Indemnification Agreements and the Transaction Agreements, the Company is not party to any side letters or existing agreements with any Person providing such Person with rights associated with the governance or capital stock of the Company.

2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the applicable Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement and the standard director and officer indemnification agreements of the Company approved by the Board of Directors may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, the Restated Certificate, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of Purchasers in Section 3 of this Agreement and subject to the filings described in the Voting Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, the Restated Certificate, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of Purchasers in Section 3 of this Agreement and in the Voting Agreement, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing, and (ii) filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, or charge pending or to the Company’s Knowledge, currently threatened in writing (i) against the Company or to the Company’s Knowledge, any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; or (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s Knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8 Intellectual Property.

(a) The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(b) To the Company’s Knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(c) Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(d) The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(e) Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company. To the Company’s Knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants.

(f) Section 2.8(f) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company.

(g) The Company has not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company IP (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company IP; (iii) the creation of any obligation for the Company with respect to Company IP owned by the Company, or the grant to any third party of any rights or immunities under Company IP owned by the Company; or (iv) any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company IP.

(h) No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.

2.9 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or (iv) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case of clauses (ii)-(iv), the violation or default of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a material default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10 Agreements; Actions.

(a) Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $200,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) The Company has not (i) declared any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, in any case which remains unpaid, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities that remain outstanding individually in excess of $100,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business. For the purposes of (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters, and employment agreements or arrangements that can be terminated on less than ninety (90) days’ notice without penalty, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to Purchasers or their respective counsel), (iv) the transaction documents entered into pursuant to that certain Preferred Stock Purchase Agreement, dated July 9, 2023, as amended, by and between the Company and Stage 1 Growth Fund LLC (Series Wave Class A) and (v) the Transaction Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective Relatives or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their respective Relatives, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.

2.12 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s Knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14 Financial Statements. The consolidated financial statements of Holdings included in the Holdings SEC Reports since January 1, 2021 (collectively, the “Financial Statements”) comply, as of their respective dates of filing with the SEC in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto, and were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as may be indicated in the notes thereto, and subject, in the case of the unaudited Financial Statements to normal, recurring adjustments that are not material in amount and the absence of footnotes. The Financial Statements fairly present in all material respects the consolidated financial condition of Holdings and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flow for the periods then ended. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to January 1, 2023; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

2.15 Changes. Since January 1, 2023 there has not been any (a) Material Adverse Effect, (b) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets, (c) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business, or (d) any arrangement or commitment by the Company to do any of the things described in clauses (b) and (c) of this Section 2.15.

2.16 Employee Matters.

(a) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(b) To the Company’s Knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(c) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Company’s Board of Directors.

(d) Section 2.16(d) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(e) To the Company’s Knowledge, none of the Key Employees or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(f) Each current and former employee, consultant and officer of the Company who has contributed to the development of any Company Intellectual Property has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to Purchasers or their respective counsel (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from their assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement.

2.17 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports of the Company by any applicable federal, state, local or foreign governmental agency, which remain unresolved. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18 Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.20 Corporate Documents. The Certificate of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form provided to Purchasers.

2.21 Foreign Corrupt Practices Act. Neither the Company nor to the Company’s Knowledge, any of its directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor to the Company’s Knowledge, any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law, and to ensure that all books and records of the Company accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company nor, to the Company’s Knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law (collectively, “Enforcement Action”).

2.22 Data Privacy. In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively “Personal Information”) by or on behalf of the Company, the Company is and for the past two (2) years has been in compliance with (i) all applicable laws (including, without limitation, laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions in all material respects, (ii) the Company’s privacy policies, and (iii) the requirements of any contract codes of conduct or industry standards by which the Company is bound. The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. The Company is and has been for the past two (2) years, to the Company’s Knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. To the Company’s Knowledge, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company such that Privacy Requirements require or required the Company to notify government authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company’s confidential information or trade secrets that reasonably would be expected to result in a Material Adverse Effect.

2.23 Disclosure. The Company has made available to Purchaser all the information reasonably available to the Company that Purchaser has requested for deciding whether to acquire the Shares.

2.24 Limitations on Representations and Warranties.

(a) Except for the representations and warranties contained in Section 3 and as may be set forth in the other Transaction Agreements, the Company acknowledges that no Purchaser nor any other Person on its behalf makes any other express or implied representation or warranty with respect to Purchaser or with respect to any other information provided to the Company.

(b) Except as expressly set forth in this Section 2, and as may be set forth in the other Transaction Agreements, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company and the Company disclaims all liability and responsibility for any representation, warranty, promise, assurance, guaranty or other statement made (including any opinion, information, financial projection or advice which may have been provided to Purchasers or any of their Affiliates), or information communicated orally or in writing, or the accuracy or completeness thereof, to Purchasers or any of their Affiliates by the Company or any partner, director, manager, officer, employee, accounting firm, legal counsel, or other agent, consultant, financial advisor or representative of the Company.

3. Representations and Warranties of Purchaser. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. Purchaser has full power and authority to enter into the Transaction Agreements. All corporate action required to be taken by Purchaser in order to authorize Purchaser to enter into the Transaction Agreements has been taken. The Transaction Agreements to which Purchaser is a party, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable against such Purchaser in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Shares to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3 Disclosure of Information. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Purchaser to rely thereon.

3.4 Restricted Securities. Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6 Legends. Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a) Any legend set forth in, or required by, the other Transaction Agreements.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

3.9 CFIUS Foreign Person Status. Purchaser is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”). Purchaser is not controlled by a “foreign person,” as defined in the DPA. Purchaser does not permit any foreign person affiliated with Purchaser, whether affiliated as a limited partner or otherwise, to obtain through Purchaser any of the following with respect to the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Company regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA).

3.10 No General Solicitation. Neither Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.11 Exculpation among Purchasers. Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, members, agents, representatives (including counsel or accountants) or employees of any Purchaser will be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.12 Residence. The office or offices of Purchaser in which its principal place of business is located, as set forth on the signature page hereto.

3.13 Limitations on Representations and Warranties.

(a) Except for the representations and warranties contained in Section 2 and as may be set forth in the other Transaction Agreements, Purchaser acknowledges that neither the Company nor any other Person on its behalf makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Purchaser.

(b) Except as expressly set forth in this Section 3, and as may be set forth in the other Transaction Agreements, neither Purchaser nor any other Person makes any express or implied representation or warranty with respect to Purchaser and Purchaser disclaims all liability and responsibility for any representation, warranty, promise, assurance, guaranty or other statement made, or information communicated orally or in writing, or the accuracy or completeness thereof, to the Company or any of its Affiliates by Purchaser or any partner, director, manager, officer, employee, accounting firm, legal counsel, or other agent, consultant, financial advisor or representative of Purchaser.

4. Conditions to Purchasers’ Obligations at Closing. The obligations of Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to Purchaser at such Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5 Investors’ Rights Agreement. The Company shall update the investor exhibit to the Investors’ Rights Agreement to reflect the addition of the Purchasers not already party thereto.

4.6 Right of First Refusal Agreement. The Company shall update the investor exhibit to the Right of First Refusal Agreement to reflect the addition of the Purchasers not already party thereto.

4.7 Voting Agreement. The Company shall update the investor exhibit to the Voting Agreement to reflect the addition of the Purchasers not already party thereto.

4.8 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.9 Secretary’s Certificate. The Secretary of the Company shall have been delivered to t Purchaser at the Closing a certificate certifying (i) the Restated Certificate and Bylaws of the Company as in effect at the Closing, (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) and (iii) resolutions of the stockholders of the Company approving the Restated Certificate.

4.10 Convertible Note Amendments. The Company shall have entered into the Convertible Note Amendments.

4.11 Redemption Agreement. The Company shall have entered into the Redemption Agreement.

4.12 Warrants. In the case of the Closing, the Warrants to purchase shares of Holdings Common Stock issued to each Purchaser, set forth opposite such Purchaser’s name on Schedule A, shall have been executed by Holdings and delivered to Purchaser, and the Registration Rights Agreement shall have been executed by Holdings and delivered to Purchaser.

5. Conditions of the Company’s Obligations at Closing.

5.1 The obligations of the Company to sell Shares to a Purchaser at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

(b) Performance. Such Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

(c) Omitted.

(d) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

(e) Investors’ Rights Agreement. Each Purchaser shall have executed and delivered a joinder to the Investors’ Rights Agreement to the extent such Purchaser is not already a party thereto.

(f) Right of First Refusal Agreement. Each Purchaser shall have executed and delivered a joinder to the Right of First Refusal Agreement to the extent such Purchaser is not already a party thereto.

(g) Voting Agreement. Each Purchaser shall have executed and delivered a joinder to the Voting Agreement to the extent such Purchaser is not already a party thereto.

(h) Convertible Note Amendment. The Company shall have entered into the Convertible Note Amendments..

(i) Warrants. In the case of the Closing, the Registration Rights Agreement shall have been executed by Purchaser and delivered to the Company.

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchaser or the Company.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy shall also be sent to Akerman LLP, Three Brickell City Centre, 98 Southeast Seventh Street, Suite 1100, Miami, FL 33131, Attention: Christina Russo (christina.russo@akerman.com) and Martin G. Burkett (martin.burkett@akerman.com).

(b) Consent to Electronic Notice. Each Purchaser consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Purchaser agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

6.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Fees and Expenses. At the Closing, the Company shall pay the reasonable fees, in an amount not to exceed, in the aggregate, $75,000, and expenses of Bradley Arant Boult Cummings LLP, the counsel for Charles & Potomac Capital LLC (“CPC”) and other advisors to CPC.

6.9 Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of a majority of the then-outstanding Shares, such majority which must include i) CPC, so long as a) at least 25% of the Series A-1 Preferred Stock and the Preferred Stock (together the “Series A Preferred”) remain outstanding, and b) CPC owns all shares of Series A Preferred Stock outstanding, or ii) a majority of the holders of Series A Preferred, for any such amendment, termination or waiver to be effective. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate, and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

ONDAS NETWORKS Inc.

By:
Name:	Eric Brock
Title:	Chief Executive Officer

Address: 53 Brigham Street, Unit 4
Marlborough, MA 01752

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

By:
Name:
Title:

Address:

Signature Page to Stock Purchase Agreement

SCHEDULE A

Schedule of Purchasers

Purchaser	Closing Date	Shares Purchased	Warrants Issued	Total Purchase Price

TOTAL

EXHIBITS

Exhibit A	-	RESTATED CERTIFICATE

Exhibit B	-	FORM OF WARRANT

Exhibit C	-	USE OF PROCEEDS

Exhibit D	-	CONVERTIBLE NOTE AMENDMENTS

Exhibit E	-	FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit F	-	FORM OF REDEMPTION AGREEMENT

Exhibit A.

RESTATED CERTIFICATE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ONDAS NETWORKS INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Ondas Networks Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Ondas Networks Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on February 16, 2006.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be fourth amended and restated in its entirety to read as follows:

First: The name of this corporation is Ondas Networks Inc. (the “Corporation”).

Second: The registered office of the corporation in the State of Delaware will be 2140 S Dupont Hwy, Camden, County of Kent, DE 19934 and the name of the registered agent of the corporation in the State of Delaware at such address is Paracorp, Inc.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 1,720,000 shares of Common Stock, $0.00001 par value per share (“Common Stock”) and (ii) 671,187 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one (1) or more series of Preferred Stock that may be required by the terms of this Fourth Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Exhibit A-1

B. PREFERRED STOCK

Effective immediately upon the effectiveness of this Fourth Amended and Restated Certificate of Incorporation (the time of such effectiveness, the “Effective Time”), each share of Preferred Stock that was issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Series A-1 Preferred Stock, without any further action by the Company or any stockholder thereof. 429,123 shares of Preferred Stock outstanding shall be designated “Series A-1 Preferred Stock,” 114,977 shares of Preferred Stock outstanding shall be designated “Series A-2 Preferred Stock” and an additional 127,087 shares of Preferred Stock authorized and not outstanding shall be designated “Series A-2 Preferred Stock.” The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are collectively referred to herein as the “Preferred Stock.” The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” in this Part B of this Article Fourth refer to sections of Part B of this Article Fourth.

1. Dividends.

From and after the date of the issuance of any shares of Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Original Issue Price (as defined below) of such share shall accrue on such shares of Preferred Stock (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 1 or in Section 2.1 and Section 6, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors (payable in cash or additional shares of Preferred Stock, with such valuation based on the Original Issue Price) and the Corporation shall be under no obligation to pay such Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Fourth Amended and Restated Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Original Issue Price (as defined below); provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Original Issue Price” shall mean, as to the Series A-1 Preferred Stock, $34.9550 per share and as to the Series A-2 Preferred Stock, $41.3104 per share, each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock.

Exhibit A-2

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) (x) solely with respect to shares of Series A-1 Preferred Stock, two times (2x) the Original Issue Price and (y) solely with respect to Shares of Series A-2 Preferred Stock, one times (1x) the Original Issue Price, plus, in both cases, any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Preference”), or (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Liquidation Amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Section 2.1 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless, provided at least 25% of the shares of Preferred Stock remain outstanding, holders of at least a majority of the outstanding shares of Preferred Stock (the “Requisite Holders”) elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

Exhibit A-3

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Section 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Requisite Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Section 6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Section 2.3.2(b). Prior to the distribution or redemption provided for in this Section 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

Exhibit A-4

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation, including the approval of at least one Preferred Director (as defined herein).

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Initial Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Fourth Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

3.2 Election of Directors. The holders of record of the shares of Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (each, a “Preferred Director” and, collectively, the “Preferred Directors”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation; provided, however, for administrative convenience, the initial Preferred Directors may also be appointed by the Board of Directors in connection with the approval of the initial issuance of Preferred Stock without a separate action by the holders of Preferred Stock. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of any class or classes or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or classes or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Section 3.2.

Exhibit A-5

3.3 Preferred Stock Protective Provisions. At any time when at least 136,025 shares of Preferred Stock, (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Fourth Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, in any case that would result in the holders of Preferred Stock receiving per share of Preferred Stock an amount less than the Liquidation Preference, or consent to any of the foregoing;

3.3.2 amend, alter or repeal any provision of this Fourth Amended and Restated Certificate of Incorporation or Bylaws of the Corporation;

3.3.3 (i) create, or authorize the creation of, or issue any security convertible into or exercisable for, any capital stock of the Corporation unless the same ranks junior to the Preferred Stock with respect to its rights, preferences and privileges, or (ii) increase the authorized number of shares of Preferred Stock;

3.3.4 Sell, issue, sponsor, create, or distribute any digital tokens, cryptocurrency or other blockchain-based assets without approval of the Board of Directors, including the approval of at least one Preferred Director;

3.3.5 purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof or (iv) as approved by the Board of Directors, including the approval of at least one Preferred Director;

3.3.6 adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan;

3.3.7 create, or authorize the creation of, or guarantee, any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $100,000 other than equipment leases or trade payables incurred in the ordinary course;

Exhibit A-6

3.3.8 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Corporation, or dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.9 increase or decrease the authorized number of directors constituting the Board of Directors or change the number of votes entitled to be cast by any director or directors on any matter, or

3.3.10 make any loan or advance to any person, including any employee or director, except advances and similar expenditures in the ordinary course of business.

4. Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” applicable to the Series A-1 Preferred Stock and Series A-2 Preferred Stock shall initially be equal to $34.9550 and $41.3104, respectively. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 2.1 to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Preferred Stock shall be rounded to the nearest whole share.

Exhibit A-7

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Preferred Stock represented by any surrendered certificate that were not converted into Common Stock, and (ii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Fourth Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

Exhibit A-8

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the date the first share of Preferred Stock was issued (the “Original Issue Date”), other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	as to any series of Preferred Stock shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

Exhibit A-9

(v)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of at least one (1) Preferred Director.

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

Exhibit A-10

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

Exhibit A-11

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

(b) “CP1” shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property. Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

Exhibit A-12

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)	The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4 then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

Exhibit A-13

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one (1) share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

Exhibit A-14

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least five (5) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least the Liquidation Preference per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000.00 of proceeds, net of any underwriting discount and commissions, to the Corporation and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved the Board of Directors or (b) the date and time, or the occurrence of an event, specified by vote or written consent of holders of at least 75% of the outstanding shares of Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 4.1.1 and (ii) such shares may not be reissued by the Corporation.

Exhibit A-15

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof; and (b) pay any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redemption.

6.1 General. Unless prohibited by Delaware law governing distributions to stockholders, all outstanding shares of Preferred Stock shall be redeemed by the Corporation (the “Redemption”) at a price per share equal to the Liquidation Preference through and including the Redemption Date (as defined below) (the “Redemption Price”), payable (subject to any election by the Corporation at any time to prepay all or any portion of the Redemption Price) in three (3) equal annual installments commencing as of the Redemption Date and thereafter (subject to interest accrued thereon pursuant to Section 6.4 below) on each of the first (1st) and second (2nd) anniversaries of the Redemption Date (or if any such date is not a business day, on the next succeeding business day after the second or third anniversary of the Redemption Date, as applicable), in all events at any time on or after the fifth (5th) anniversary of the date of the first issuance of such shares of Preferred Stock following receipt by the Corporation from Requisite Holders of written notice to so redeem all outstanding shares of Preferred Stock (in either case, a “Redemption Demand”). The closing of the Redemption shall occur (subject to the requirements of Section 6.2 below) on a date determined by the Corporation but in all events no later than ninety (90) days following the date of the Redemption Demand, as of which closing date each outstanding share of Preferred Stock shall be and shall be deemed automatically repurchased and redeemed by the Corporation and cancelled and retired for all purposes and in all respects (subject only to the right of each applicable stockholder of the Corporation to be paid and delivered the Redemption Price in respect of each such share of Preferred Stock) (the date of the closing of the Redemption in accordance with the terms of this Section 6 being referred to herein as the”Redemption Date”). If as of the Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

Exhibit A-16

6.2 Redemption Notice. The Corporation shall send written notice of the mandatory Redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than forty (40) days prior to the Redemption Date. The Redemption Notice shall state:

(a) the number of shares of Preferred Stock held by the holder;

(b) the Redemption Date and the Redemption Price;

(c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1); and

(d) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock.

6.3 Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Preferred Stock, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

6.4 Interest. Any unpaid portion of the Redemption Price shall bear interest at a per annum rate equal to eight percent (8%) until the Redemption Price, and any interest thereon, is paid in full, with such interest to accrue daily in arrears and be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the “Maximum Permitted Rate”). In the event any provision hereof would result in the rate of interest payable hereunder being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess.

6.5 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Preferred Stock shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price upon surrender of any such certificate or certificates therefor.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.

Exhibit A-17

8. Waiver. Except as otherwise set forth herein, (a) any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Preferred Stock then outstanding and (b) at any time more than one (1) series of Preferred Stock is issued and outstanding, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

Fifth: Subject to any additional vote required by this Fourth Amended and Restated Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Sixth: Subject to any additional vote required by this Fourth Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one (1) vote on each matter presented to the Board of Directors.

Seventh: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Eighth: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Ninth: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Tenth: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Exhibit A-18

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

Eleventh: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Fourth Amended and Restated Certificate of Incorporation, the affirmative vote of the Requisite Holders, will be required to amend or repeal, or to adopt any provisions inconsistent with this Article Eleventh.

Twelfth: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Signature Page Follows]

Exhibit A-19

IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on February 23, 2024.

By:
Name:	Eric Brock
Title:	Chief Executive Officer

Exhibit A-20

EXHIBIT B

FORM OF WARRANT

Execution Version

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE ISSUER OF THE SECURITIES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

ONDAS HOLDINGS INC.

COMMON STOCK WARRANT

February 26, 2024

Void After February 26, 2029 (as provided herein)

THIS CERTIFIES THAT, for value received and subject to the terms and conditions set forth below, [●], or assigns (the “Holder”), is entitled to purchase at the Exercise Price (defined below) from Ondas Holdings Inc., a Nevada corporation (the “Company”), [●] fully-paid and non-assessable shares of Common Stock of the Company.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Common Stock” shall mean the Company’s Common Stock, par value $0.0001 per share.

(b) “Exercise Period” shall mean the period commencing 90 days following the issuance of this Warrant and ending five years after such date on February 26, 2029 (or if such date is not a business day, the next succeeding business day), unless sooner terminated as provided below.

(c) “Exercise Price” shall mean $1.29.

(d) “Sale of the Company” shall mean (i) a transaction or series of related transactions with one or more non-affiliates, pursuant to which such non-affiliate(s) acquires capital stock of the Company or the surviving entity, in either case, possessing the voting power to elect a majority of the board of directors or a majority of the outstanding capital stock of the Company or the surviving entity (whether by merger, consolidation, sale or transfer of the Company’s outstanding capital stock or otherwise); or (ii) the sale, lease or other disposition (including exclusive license) of all or substantially all of the Company’s assets or any other transaction resulting in all or substantially all of the Company’s assets being converted into securities of any other entity or cash; provided, however, that the sale by the Company of capital stock for the purpose of financing its business shall not be deemed to be a Sale of the Company.

Exhibit B-1

(e) “Warrant Shares” shall mean the shares of the Company’s Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms hereof, including but not limited to adjustment pursuant to Section 6 below.

2. EXERCISE OF WARRANT.

(a) Method of Exercise. Subject to Section 3, the rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company:

(i) an executed Notice of Exercise in the form attached hereto;

(ii) this Warrant; and

(iii) Payment:

(1) Payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”) made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America or, if applicable, in the form of a Cashless Exercise as set forth in Section 2(a)(iii)(2) below.

(2) If the registration statement which registers the resale of the Warrant Shares is not effective, as required by the Registration Rights Agreement, dated February 26, 2024, the Holder may in its sole discretion, exercise all or any part of the Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by delivering to the Company (A) the Notice of Exercise and (B) the original Warrant, pursuant to which the Holder shall surrender the right to receive upon exercise of this Warrant, a number of Warrant Shares having a value (as determined below) equal to the Aggregate Exercise Price, in which case, the number of Warrant Shares to be issued to the Holder upon such exercise shall be calculated using the following formula:

X = Y * (A - B)

               A

with:	X = the number of Warrant Shares to be issued to the Holder

Y = the number of Warrant Shares with respect to which the Warrant is being exercised

A = the fair value per share of Common Stock on the date of exercise of this Warrant

B = the then-current Exercise Price of the Warrant

Exhibit B-2

Solely for the purposes of this paragraph, “fair value” per share of Common Stock shall mean the average Closing Price (as defined below) per share of Common Stock for the twenty (20) Trading Days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the NASDAQ Capital Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary eligible market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board or any tier of the OTC Markets, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported. If the Common Stock is not publicly traded as set forth above, the “fair value” per share of Common Stock shall be reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company. “Trading Day” means a day on which the Common Stock is traded on an applicable national securities exchange, on the OTC Bulletin Board or otherwise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date of issuance of this Warrant.

(b) Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person or persons as shall be designated in the Notice of Exercise, to purchase the balance of the Warrant Shares purchasable hereunder. If the Holder exercises this Warrant or attempts to exercise this Warrant before the Company shall have delivered to the Holder a new Warrant as contemplated above, then the Holder shall be deemed to have validly exercised this Warrant without the need for compliance with the requirements of Section 2(a)(ii). In no event shall this Warrant be exercised for a fractional Warrant Share, and the Company shall not distribute a Warrant exercisable for a fractional Warrant Share. Fractional Warrant Shares shall be treated as provided in Section 8 hereof.

(c) Effect of Exercise. Upon the exercise of the rights represented by this Warrant, shares of Common Stock shall be issued for the Warrant Shares so purchased, and shall be registered in the name of the Holder or any other person or persons, if the Holder so designates, on or before the third (3rd) business day after the rights represented by this Warrant shall have been so exercised and shall be issued in certificate or book-entry form and delivered to the Holder, if so requested. The person in whose name any Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made (including for such purpose any Cashless Exercise), irrespective of the date of issuance of the shares of Common Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Exhibit B-3

3. VESTING. The Warrant Shares shall vest and this Warrant shall become exercisable with respect to such Warrant Shares commencing 90 days following the issuance of this Warrant.

4. COVENANTS OF THE COMPANY.

(a) Covenants as to Warrant Shares. If at any time the number of authorized but unissued shares of Company Stock shall not be sufficient to permit exercise of this Warrant, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Company Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

(b) No Impairment. Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 2 hereof, the Company will not, by amendment of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

(c) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(d) Listing. The Company shall use its reasonable best efforts to cause the Warrant Shares, immediately upon any exercise of this Warrant (in whole or part), to be listed on any domestic securities exchange upon which shares of Common Stock (or other securities then constituting Warrant Shares hereunder) are listed as of the time of such exercise.

(e) Compliance with Law. The Company shall take all such actions as may be necessary to ensure that any and all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock (or other securities then constituting Warrant Shares) may be listed at the time of such exercise (except, if applicable, for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

5. REPRESENTATIONS OF HOLDER.

(a) Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a present view toward the public distribution of said Warrant or Warrant Shares or any part thereof and has no intention of selling or distributing said Warrant or Warrant Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or Warrant Shares, except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act (including any exemption from registration thereunder) and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant Shares except in accordance with the Securities Act (including any exemption from registration thereunder).

Exhibit B-4

(b) Securities Are Not Registered.

(i) The Holder understands that the offer and sale of the Warrant or the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of such securities of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(ii) The Holder recognizes that the Warrant and the Warrant Shares may have to be held indefinitely unless the resale thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Except as provided in a separate registration rights agreement between the Holder and the Company, the Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares, or to comply with any exemption from such registration.

(iii) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the required holding period under Rule 144 being satisfied. Holder is aware that any such sale made in reliance on Rule 144, if Rule 144 is available, may be made only in accordance with the terms of Rule 144.

(c) Disposition of Warrant and Warrant Shares. The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR (II) THE ISSUER OF THE SECURITIES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

Exhibit B-5

6. CHANGES IN OUTSTANDING SHARES. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have been entitled to had the Warrant been exercised immediately before the event, only as provided for in Section 2(a)(iii)(1), and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from an authorized officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

7. SALE OF THE COMPANY. In the event of a Sale of the Company, then the Company shall ensure that lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, only as provided for in Section 2(a)(iii)(1), such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, only as provided for in Section 2(a)(iii)(1), had such Sale of the Company not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets (including cash) thereafter deliverable upon the exercise thereof. The Company shall not effect any Sale of the Company unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such Sale of the Company, or the entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, as the Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 7 shall similarly apply to successive Sales of the Company.

8. FRACTIONAL SHARES, ADJUSTMENT OF EXERCISE PRICE. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair value of a Warrant Share by such fraction. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.0001; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the $0.0001 or to the nearest 1/100th of a share, as the case may be.

Exhibit B-6

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or, except as otherwise set forth herein, other rights as a stockholder of the Company.

10. RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a number of shares equal to no less than 100% of the maximum number of shares of Common Stock issuable upon full exercise of the Warrant.

11. TRANSFER OF WARRANT. Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of identical denomination, tenor and terms as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. MODIFICATIONS AND WAIVER. Provisions of this Warrant may be amended or modified, or a provision or requirement hereof waived, only with the written consent of the Company and the Holder.

14. NOTICES, ETC. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed email, or three business days after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed to: (a) if to the Holder, the address of the Holder most recently furnished in writing to the Company (or, if no address has been furnished, the address of such Holder in the Company’s records); and (b) if to the Company, the address of the Company's corporate headquarters, Attention: Chief Executive Officer.

15. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

Exhibit B-7

16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware.

17. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

18. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

19. ENTIRE AGREEMENT. This Warrants constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

Exhibit B-8

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of February 26, 2024.

ONDAS HOLDINGS INC.

By:
Name:	Eric Brock
Title:	Chief Executive Officer

Address for Notice:

Ondas Holdings Inc.
53 Brigham Street, Unit 4
Marlborough, MA 01752
Attention: Chief Executive Officer

[Signature Page to Warrant]

Exhibit B-9

NOTICE OF EXERCISE

TO: ONDAS HOLDINGS INC.

(1) The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ full shares of Ondas Holdings Inc. Common Stock issuable upon exercise of the Warrant and delivery of:

●	$_________ (in cash as provided for in the foregoing Warrant); and

●	__________ shares of Common Stock (pursuant to a Cashless Exercise in accordance with Section 2(a)(iii)(2) of the Warrant) (check here if the undersigned desires to deliver an unspecified number of shares equal the number sufficient to effect a Cashless Exercise [___] in accordance with Section 2(a)(iii)(2)).

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________________________________________________________________________________

(Name)

________________________________________________________________________________________________

(Address and social security or federal employer identification number (if applicable))

(3) If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

________________________________________________________________________________________________

(Name)

________________________________________________________________________________________________

(Address)

(4) The undersigned represents that (i) the aforesaid shares of Company Stock are being acquired for the account of the undersigned for investment and not with a view to the public distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), except as would not result in a violation of the Securities Act; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the issuance of the shares of Company Stock upon exercise of this Warrant has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because the issuance of such securities has not been registered under the Securities Act, such securities must be held indefinitely unless the resale thereof is subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Company Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the time period prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Company Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition is not required to be registered pursuant to the Securities Act; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144 under the Securities Act.

Date:	Signature:

Print Name:

Exhibit B-10

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with Section 11 hereof, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

________________________________________________________________________________________________

(Name)

________________________________________________________________________________________________

(Address)

Dated: ________________, 20___

Holder’s Name:	____________________________________

Holder’s Signature:	____________________________________

Holder’s Address:	____________________________________

____________________________________

____________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

Exhibit B-11

Exhibit C

USE OF PROCEEDS

Proceeds from the from the sale of the Shares (as defined in the Preferred Stock Purchase Agreement) will be used by Ondas Networks Inc. (the “Company”) to immediately redeem an amount of shares of the Company’s common stock at the Per-Share Price (as defined in the Preferred Stock Purchase Agreement) held by Ondas Holdings Inc. that is equivalent to the amount of proceeds raised in the sale of the Shares.

Exhibit C-1

Exhibit D

CONVERTIBLE NOTE AMENDMENT

AGREEMENT AND WAIVER

This AGREEMENT AND WAIVER (this “Agreement”), dated as of February 23, 2024, is entered into by and between Ondas Holdings Inc., a Nevada corporation (the “Company”), and the investor signatory below (the “Holder”). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement (as defined below).

RECITALS

A.	The Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of October 26, 2022 (as amended, modified or waived, from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company that certain (i) 3% Series A-1 Senior Convertible Note Due 2025, in the aggregate original principal amount of $34.5 million (the “Original Note”), which was subsequently exchanged into that certain 3% Series B-1 Senior Convertible Note Due 2024 (as amended, modified or waived, from time to time, the “Exchange Note”), and (ii) 3% Series B-2 Senior Convertible Note, due 2025, in the aggregate original principal amount of $11.5 million (the “2023 Additional Note,” and together with the Exchange Note (the “Existing Notes”), and any other Additional Notes issued under the Securities Purchase Agreement, the “Notes”).

B.	The Company and the Holder are parties to that certain Agreement and Waiver, dated July 21, 2023, waiving, amending and modifying certain terms of the Securities Purchase Agreement and the Notes (the “Initial Agreement and Waiver”). The Company desires to amend Recital A of the Initial Agreement and Waiver (the “Agreement and Waiver Amendment”) by deleting it in its entirety and replacing it with the following:

“A. The Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of October 26, 2022 (as amended, modified or waived, from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company that certain 3% Senior Convertible Note Due 2023, in the aggregate original principal amount of $34.5 million (the “Original Note”), which was subsequently exchanged into that certain 3% Senior Convertible Note Due 2024 (as amended, modified or waived, from time to time, the “Notes”).”

C.	The Company (i) intends to consummate (x) a private placement of preferred stock of Ondas Networks Inc. (“Networks”), which includes the issuance of warrants of the Company, in accordance with those certain documents attached hereto as Exhibit A (the “New Networks Offering”), (y) a direct registered offering of common stock of the Company, in accordance with those certain documents attached hereto as Exhibit B (the “New Holdings Offering”), and (z) a private placement of warrants of Ondas Autonomous Holdings Inc., in accordance with those certain documents attached hereto as Exhibit B (the “New OAS Offering,” and together with the New Networks Offering and New Holdings Offering, the “New Offerings”) and, solely in respect of the New Offerings and not in respect of any other present or future offerings, transactions or events (except as expressly provided in subsection (iii) below relating to a potential Waiver Transaction), (i) desires that the Holder waive Section 4(q) of the Securities Purchase Agreement and Section 13(f) of the Notes, solely with respect to the New Offerings and not with respect to any other Subsequent Placement, (the “New Offerings Waiver”); (ii) desires that the Holder waive any right to adjust the Conversion Price of the Notes pursuant to Section 7 of the Notes and any Additional Notes that may be issued from time as a result of the consummation of all or any portion of the New Offerings (the “Reset Amendment”); and (iii) desires to waive any applicable provisions of the Securities Purchase Agreement or the Notes, including, without limitation, Section 13(f) of the Notes, Section 5(a) of the Notes, and Section 4(m)(iii) of the Securities Purchase Agreement (but, in the case of Section 4(m)(iii) and in the interest of clarity, only with respect to issuances of securities of Networks) such that the Company or any of its subsidiaries, including any “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (“Company Subsidiaries” and each a “Company Subsidiary”) may, directly or indirectly, including through Affiliates or otherwise, in one or more transactions (including pursuant to a merger), sell, assign, transfer, convey or otherwise dispose of (x) any of (including all or substantially all of) the properties or assets of Networks, or (y) any equity interests (including a controlling equity interest) in Networks, in each case as would otherwise have required the affirmative consent or approval of Holder but for this waiver (each a “Waiver Transaction”), provided that, as consideration for any Waiver Transaction, the Company receives (whether directly or via a distribution from a Company Subsidiary) an amount in cash equal to no less than 125% of the principal and interest under the Notes and any Additional Notes then outstanding as of the date Company gives written notice to Holder of such Waiver Transaction (the “Block Sale Amendment”).

Exhibit D-1

TERMS OF AGREEMENT

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Waivers; Consents; Amendments.

a)	Holder Waiver; Consent; Agreements. Effective as of the Effective Time, the Holder hereby grants the Company the New Offerings Waiver, and agrees to the Agreement and Waiver Amendment, the Reset Amendment and the Block Sale Amendment.

b)	Company Waiver; Agreements. Effective as of the Effective Time, the Company hereby agrees to the Agreement and Waiver Amendment, the Reset Amendment and the Block Sale Amendment.

2.	Representations and Warranties.

a)	Company Bring Down. Except as set forth on Schedule 2(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Agreement.

b)	Holder Bring Down. The Holder hereby makes the representations and warranties to the Company as set forth in the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Agreement. Holder has good and valid title to the Existing Notes free and clear of any lien, mortgage, security interest, pledge, charge or encumbrance of any kind (other than with respect to a bona fide margin account in the ordinary course of business).

3.	Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (excluding schedules, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

4.	Omitted.

Exhibit D-2

5.	Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any amendment, modification, or waiver, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 5 shall apply similarly and equally to each Settlement Document.

6.	Effective Time. This Agreement shall be effective (the “Effective Time”) upon the time of due execution and delivery by the Company and the Holder of this Agreement.

7.	Ratification. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

8.	Miscellaneous. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

Exhibit D-3

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement and Waiver to be duly executed as of the date first written above.

COMPANY

ONDAS HOLDINGS INC.

By:
Name:	Eric Brock
Title:	Chairman and Chief Executive Officer

HOLDER

By:
Name:
Title:

Exhibit D-4

Exhibit E

Form of REGISTRATION RIGHTS AGREEMENT

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 26, 2024, and effective as set forth in Section 11(a), is made and entered into by and among (i) Ondas Holdings Inc., a Nevada corporation (the “Parent”), (ii) each of the Persons listed on Schedule A attached hereto (the “Schedule of Holders”) as of the date hereof, and (iii) each of the other Persons set forth from time to time on the Schedule of Holders who, at any time, own Registrable Securities and enter into a joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (ii) and (iii), a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, the Parent has entered into a Preferred Stock Purchase Agreement, dated February 26, 2024 (the “Stock Purchase Agreement”), by and among Ondas Networks Inc., a Delaware corporation (“Ondas Networks”), and Holders; and

WHEREAS, in connection with the Stock Purchase Agreement, the Parent shall issue warrants to acquire 3,015,000 Parent Warrant Shares (the "Parent Warrants"), pursuant to the terms of the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Resale Shelf Registration Rights.

(a) Registration Statement Covering Resale of Registrable Securities. The Parent shall prepare and file or cause to be prepared and filed with the Commission, no later than one hundred and eighty (180) days following the Closing (as defined in the Stock Purchase Agreement) (such deadline, the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (“Form S-3”) or such other appropriate form permitting Registration of such Registrable Securities for resale by such Holders. The Parent shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the earlier of (i) ninety (90) days following the Filing Deadline or (ii) ten (10) Business Days after the Commission notifies the Parent that it will not review the Resale Shelf Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by no more than one hundred and twenty (120) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. Once effective, the Parent shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective and shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Registration Statement is continuously available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until such date that all of the Holders may immediately sell all of the Registrable Securities owned by each such Holder pursuant to Rule 144 of the Securities Act without any limitations or restrictions as to volume or manner of sale or otherwise (the “Effectiveness Period”). The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in this Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to the Holders.

Exhibit E-1

(b) Notification and Distribution of Materials. The Parent shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

(c) Amendments and Supplements. Subject to the provisions of Section 1(a) above, the Parent shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement filed pursuant to Section 1(a) is filed on Form S-3 and thereafter the Parent becomes ineligible to use Form S-3 for secondary sales, the Parent shall promptly notify the Holders of such ineligibility and shall file with the Commission a shelf registration on Form S-1 or other appropriate form as promptly as practicable (but in all events no later than 30 days thereafter) to replace the shelf registration statement on Form S-3 and use its commercially reasonable efforts to have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and shall cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is continuously available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Parent once again becomes eligible to use Form S-3, the Parent shall, as promptly as practicable, cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

Exhibit E-2

(d) Notwithstanding the registration obligations set forth in this Section 1, in the event the Commission informs the Parent that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Parent agrees to promptly (i) inform each of the Holders thereof and shall file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Parent for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Parent shall advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29 and successor guidance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Parent used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities in accordance with the preceding sentence), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders’ amount of Registrable Securities must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Parent amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Parent shall file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Parent or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2. Piggyback Registrations.

(a) Right to Piggyback. If Form S-3 is not available to the Parent for the Resale Shelf Registration Statement and the Parent proposes to register any of its securities under the Securities Act (other than (i) pursuant to the Resale Shelf Registration Statement, (ii) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (iii) a registration relating solely to employment benefit plans, (iv) in connection with a registration the primary purpose of which is to register debt securities, or (v) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Parent shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 2(c) and 2(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Parent has received written requests for inclusion therein within 10 business days after the delivery of the Parent’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective. This Section 2(a) shall only apply to Registrable Securities that are issued and outstanding at the time of the Piggyback Registration.

Exhibit E-3

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Parent in all Piggyback Registrations, whether or not any such registration became effective.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Parent, and the managing underwriters advise the Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Parent shall include in such registration (i) first, the securities the Parent proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Holders which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Parent’s securities other than holders of Registrable Securities, and the managing underwriters advise the Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Parent shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Holders which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e) Other Registrations. If the Parent has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then the Parent shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) at the request of any holder or holders of such securities until (1) a period of at least 90 days has elapsed from the effective date of such previous registration, (2) such registration statement has ceased to be effective, or (3) the Parent is no longer eligible to make use of such registration statement for the offer and sale of Registrable Securities, whichever is earlier.

(f) Right to Terminate Registration. The Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Parent in accordance with Section 6.

Exhibit E-4

3. Agreements of Holders.

(a) If required by the Applicable Approving Party or the managing underwriter, in connection with any underwritten Public Offering on or after the date hereof, each holder of 1% or more of the outstanding Registrable Securities shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by the Applicable Approving Party; provided that the applicable lock-up period shall not exceed 90 days.

(b) The holders of Registrable Securities shall use commercially reasonable efforts to provide such information as may reasonably be requested by the Parent, or the managing underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Parent’s obligation to comply with federal and applicable state securities laws.

4. Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Parent shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Parent shall as expeditiously as reasonably possible:

(a) except in connection with a Piggyback Registration, prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and, within 60 days following receipt of such request, file with the Commission (1) in the case such request requires a subsequent Resale Shelf Registration Statement, a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, or (2) in the case an effective Resale Shelf Registration Statement is on file with the Commission and effective, an applicable prospectus or prospectus supplement for the resale of Registrable Securities pursuant to such Resale Shelf Registration Statement (provided that at least five (5) Business Days before filing a registration statement or prospectus or any amendments or supplements thereto, the Parent shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Parent or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

Exhibit E-5

(c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f) use its commercially reasonable efforts to register, qualify or secure an exemption from registration with respect to such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Parent shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g) promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Parent promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

Exhibit E-6

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Parent are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares and preparing for and participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(k) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Parent as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Parent’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(n) permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Parent to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Parent in writing, which in the reasonable judgment of such holder and its counsel should be included;

Exhibit E-7

(o) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Parent shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(p) use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(r) cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s) if such registration includes an underwritten public offering, use its commercially reasonable efforts to obtain a cold comfort letter from the Parent’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration reasonably request;

(t) provide a legal opinion of the Parent’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(u) if the Parent files an Automatic Shelf Registration Statement covering any Registrable Securities, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(v) if the Parent does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(w) if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Parent is required to re-evaluate its WKSI status the Parent determines that it is not a WKSI, use its commercially reasonable efforts to refile the registration statement on Form S-3 and keep such registration statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such registration statement is required to be kept effective.

Exhibit E-8

5. Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Holder to include Registrable Securities in any Piggyback Registration shall terminate on such date that such Holder may immediately sell all of the Registrable Securities owned by such Holder pursuant to Rule 144 of the Securities Act without any limitations or restrictions as to volume or manner of sale or otherwise.

6. Registration Expenses.

(a) All expenses incident to the Parent’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Parent and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Parent (all such expenses being herein called “Registration Expenses”), shall be borne by the Parent as provided in this Agreement and, for the avoidance of doubt, the Parent also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Parent are then listed. Each Person that sells securities pursuant to a Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.

(b) the Parent shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements, not to exceed $15,000 with respect to any such Registration, of one counsel and one local counsel (if necessary) chosen by the Applicable Approving Party for the purpose of rendering a legal opinion on behalf of such holders in connection with any Piggyback Registration.

(c) To the extent Registration Expenses are not required to be paid by the Parent, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Exhibit E-9

7. Indemnification.

(a) The Parent agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by the Parent of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Parent and relating to action or inaction required of the Parent in connection with any such registration, qualification or compliance, and (ii) pay to each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Parent or any managing underwriter by such Holder expressly for use therein; provided, however, that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Parent be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the registration statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement. In connection with an underwritten offering, the Parent shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, (1) each such holder shall furnish to the Parent in writing such information as the Parent reasonably requests for use in connection with any such registration statement or prospectus and, (2) to the extent permitted by law, shall indemnify the Parent, its officers, directors, employees, agents and representatives and each Person who controls the Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information expressly furnished in writing by such holder to the Parent; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

Exhibit E-10

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 7(a) or 7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 7(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 7(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

Exhibit E-11

(e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Parent or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such Person’s authority to sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Parent or the underwriters with respect thereto that are more burdensome than those provided in Section 7. Each holder of Registrable Securities shall execute and deliver such other agreements in customary form as may be reasonably requested by the Parent and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 3, Section 4 and this Section 8 or that are reasonably necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3 and this Section 8, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, the Parent and the underwriters created pursuant to this Section 8.

9. Other Agreements; Certain Limitations on Registration Rights. The Parent shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Holders may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such amended or successor rule as may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon request, the Parent shall promptly deliver to the Holders a written statement as to whether it has complied with such requirements. The Parent shall at all times use its commercially reasonable efforts to cause the securities registered or to be registered pursuant hereto to be listed, or continue to be listed, on one or more of the New York Stock Exchange, the New York Stock Exchange American and the Nasdaq Stock Market. The Parent shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities and delivery of any opinions requested by the transfer agent.

Exhibit E-12

10. Definitions.

(a) “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable offering.

(b) “Business Day” means any day except Saturday, Sunday or any days on which banks are generally not open for business in New York, New York.

(c) “Commission” means the U.S. Securities and Exchange Commission.

(d) “Common Stock” means the Common Stock of the Parent, par value $0.0001 per share.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(f) “Fair Market Value” means (i) in the case of any publicly traded security, the average of the closing sale prices thereof on the principal market on which it is traded for the last five (5) full trading days prior to the determination, and (ii) in the case of any other asset or property, the price, determined by the Board of Directors of the Parent, at which a willing seller would sell and a willing buyer would buy such asset or property, as of the applicable valuation determination date (without taking into account events subsequent to that date) in an arm’s-length transaction.

(g) “FINRA” means the Financial Industry Regulatory Authority, Inc.

(h) “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(i) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(j) “Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(k) “Public Offering” means any sale or distribution by the Parent and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(l) “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

Exhibit E-13

(m) “Registrable Securities” means, with respect to any Holder, (i) any shares of Common Stock issuable upon the exercise of the Parent Warrants to be issued to such Holder pursuant to the Stock Purchase Agreement (the “Parent Warrant Shares”), and (ii) any Common Stock issued or issuable with respect to the securities referred to in the clauses (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on such date that such Holder may immediately sell all of the Registrable Securities owned by such Holder pursuant to Rule 144 of the Securities Act without any limitations or restrictions as to volume or manner of sale or otherwise.

(n) “Registration Statement” means any registration statement filed by the Parent with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

(o) “Rule 144”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(p) “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(q) “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration Statement or the Shelf Registration or any such holder that could be added to such Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(r) “Transfer” means shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

(s) “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Exhibit E-14

11. Miscellaneous.

(a) Effectiveness. This Agreement shall become effective upon the Closing Date; provided, that in the event the Stock Purchase Agreement is terminated in accordance with its terms, this Agreement shall not become effective and the provisions hereof shall be of no effect.

(b) No Inconsistent Agreements. The Parent shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Holders in this Agreement.

(c) Entire Agreement. This Agreement and the Stock Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof.

(d) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(e) Other Registration Rights. Other than as set forth in the Parent’s filings with the Commission, the Parent represents and warrants that no person, other than a holder of Registrable Securities pursuant to this Agreement, has any right to require the Parent to register any securities of the Parent for sale or to include such securities of the Parent in any Registration Statement filed by the Parent for the sale of securities for its own account or for the account of any other person. Further, the Parent represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

(f) Amendments and Waivers. Compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified, with the written consent of the Parent and in the case of any other provision, covenant or condition, the Holders of at least a majority in interest of the Registrable Securities at the time in question; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Parent, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Any amendment or waiver effected in accordance with this Section 11(e) shall be binding upon each Holder and the Parent. No course of dealing between any Holder or the Parent and any other party hereto or any failure or delay on the part of a Holder or the Parent in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Parent. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Exhibit E-15

(g) Successors and Assigns; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Parent hereunder may not be assigned or delegated by the Parent in whole or in part. A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to (a) a Permitted Transferee of such Holder or (b) any Person with the prior written consent of the Parent. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Parent unless and until the Parent shall have received (i) written notice of such assignment as provided in this Section 11(f) and (ii) the written agreement of the assignee, in a form reasonably acceptable to the Parent, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 11(f) shall be null and void.

(h) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(i) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(j) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. Any such counterpart delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail or by electronic signature delivered by electronic transmission (any such delivery, “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a counterpart or signature, or the fact that any counterpart or signature was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(k) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

Exhibit E-16

(l) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each party agrees that (i) this Agreement involves at least $100,000.00 and (ii) this Agreement has been entered into by the parties in express reliance upon 6 Del. C. § 2708. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any judgment from any such court described above may, however, be enforced by any party in any other court in any other jurisdiction.

(m) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to each Holder at the address indicated on the Schedule of Holders attached hereto and to the Parent at the address indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(m)):

if to the Parent:

Ondas Holdings Inc.
53 Brigham Street
Unit 4
Marlborough, MA 01752
Attention: Eric Brock, Chairman, Chief Executive Officer and President
Yishay Curelaru, Chief Financial Officer
Email:

with a copy to (which shall not constitute notice):

Akerman LLP
Three Brickell City Centre
98 Southeast Seventh Street
Suite 1100
Miami, FL 33131
Attention: Christina Russo

Exhibit E-17

(n) Mutual Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 11(m).

(o) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Exhibit E-18

ONDAS HOLDINGS INC.

By:
	Name:	Eric Brock
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Exhibit E-19

[●]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit E-20

Schedule A

Schedule of Holders

Exhibit E-21

EXHIBIT F

Redemption Agreement

Execution Version

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”), dated as of February 26, 2024, is by and among Ondas Networks Inc., a Delaware corporation (the “Company”), and Ondas Holdings Inc., a Nevada corporation (“Seller”). The Company and Seller are referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Company previously issued to Seller and Seller is currently the record and beneficial owner of 1,110,000 shares of the Company’s common stock; and

WHEREAS, Seller desires to offer for redemption, and the Company desires to redeem $4,499,735.32 of the Company’s shares of common stock (the “Redeemed Interests”), on the terms set forth herein (the “Redemption”), leaving Seller with 1,001,075 shares of the Company’s common stock.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I
REDEMPTION

Section 1.1 Redemption. On the terms of this Agreement, simultaneously with the execution of this Agreement, Seller hereby sells to the Company, free and clear of all Liens, and the Company hereby purchases and redeems from Seller, all of the Redeemed Interests. The aggregate consideration to be paid by the Company to the Seller in exchange for the Redeemed Interests shall consist of $4,499,735.32 in cash (the “Redemption Price”), payable on the date hereof. Upon receipt by Seller of the Redemption Price pursuant to this Agreement, the Redeemed Interests shall be deemed automatically cancelled without the requirement for any further action with respect thereto, and Seller agrees that it shall have no further rights with respect to the Redeemed Interests so cancelled, including without limitation, any further rights to receive distributions, voting rights, information rights or other rights as a holder of such Redeemed Interests.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to the Company as follows:

Section 2.1 Authority. This Agreement has been duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid, legal and binding agreement of Seller, enforceable against it in accordance with its terms.

Section 2.2 Other Representations.

(a) Seller owns all right, title and interest in and to, and has not sold, assigned, hypothecated or conveyed to any other Person any portion of or interest in, the Redeemed Interests;

Exhibit F-1

(b) Neither the Redeemed Interests nor Seller’s ownership thereof, is subject to any Lien;

(c) Seller acknowledges that (i) it is familiar with the present value of the assets, the status and extent of the liabilities of the Company and that it is familiar with the financial condition and operational history of the Company and that it has fully satisfied itself as to any questions it may have concerning its rights and obligations hereunder and the present and future value or potential value of the Company and its assets, (ii) Seller in such capacity is familiar with the finances, operations and prospects of the Company, and as a result understands the value of the Redeemed Interests, (iii) it has had access to all financial and other information requested by it concerning the business, financial condition, operating results and prospects of the Company, (iv) it has had an opportunity to ask the Company any and all questions related to the foregoing, and (v) it has made a considered and independent determination that the terms of this Agreement, including without limitation, the terms of the sale of the Redeemed Interests, are fair and acceptable to Seller; and

(d) Seller has not relied upon any representation or warranty of the Company or any of its Affiliates or any other Person (other than as expressly set forth herein), in determining to enter into this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Seller as follows:

Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

Section 3.2 Authority. The Company has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid, legal and binding agreement of the Company, enforceable against it in accordance with its terms.

ARTICLE IV
COVENANTS

Section 4.1 Further Assurances. If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

Exhibit F-2

ARTICLE V
MISCELLANEOUS

Section 5.1 Definitions.

(a) For purposes of this Agreement, the terms set forth below have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include the parents, grandparents, spouse, siblings and children of such Person.

“Lien” means any lien, pledge, encumbrance, security interest, mortgage, assessment, easement or any other similar restriction or similar limitation of any kind, in each case, other than any restrictions under the Securities Act of 1933 and applicable state securities laws and any restrictions set forth in the Company Stockholders Agreement.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a governmental entity.

Section 5.2 Entire Agreement; Amendment; Waiver; Assignment. This Agreement (a) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties and their Affiliates with respect to the subject matter hereof; (b) can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by each of the Parties; and (c) shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties.

Section 5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 5.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as set forth in Section 5.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.5 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 5.6 Survival; Remedies. The representations and warranties of the Parties contained in this Agreement shall survive the consummation of the transaction contemplated hereby indefinitely, and the covenants and agreements of the Parties contained in this Agreement shall survive the consummation of the transaction contemplated hereby in accordance with their terms. Each of the Parties shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees and expenses to enforce this Agreement and obtain any other remedy regarding any breach of this Agreement) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 5.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format or other electronic means shall be effective as delivery of a manually executed counterpart to this Agreement.

* * * * *

Exhibit F-3

IN WITNESS WHEREOF, each of the Parties has caused this Redemption Agreement to be duly executed on its behalf as of the day and year first above written.

ONDAS NETWORKS INC.

By:
Name:	Eric A. Brock
Title:	Chief Executive Officer

SELLER:

ONDAS HOLDINGS INC.

By:
Name:	Eric A. Brock
Title:	Chief Executive Officer

Exhibit F-4